UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on January 25, 2023, Forward Air Corporation, a Tennessee corporation (the “Company”), Omni Newco LLC, a Delaware limited liability company (“Omni”), and certain other parties completed the previously announced acquisition of Omni by the Company (the “Acquisition”). The Company is filing this Current Report on Form 8-K to provide certain updated historical financial information of Omni as well as updated pro forma financial information giving effect to the Acquisition, in each case as described in Item 9.01 below.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
99.1	Audited consolidated financial statements of Omni as of December 31, 2023 and 2022 and for the years then ended, and the related notes thereto and the independent auditor’s report thereon.
99.2
Unaudited pro forma condensed combined statement of operations of the Company, giving effect to the Acquisition, for the three months ended March 31, 2024 and the twelve months ended December 31, 2023, and the notes related thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: June 10, 2024	By:	/s/ Jamie G. Pierson
	Name: Title:	Jamie G. Pierson Interim Financial Officer